INDEPENDENT AUDITOR'S CONSENT




We consent to the use in the Registration Statement and Prospectus of Mag-Well, Inc. of our report dated March 17, 2000, accompanying the financial statements of Mag-Well, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the hearing "Experts" in the Prospectus.



/s/  Hein + Associates LLP
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Hein + Associates LLP
Certified Public Accountants

February 6, 2001
Dallas, Texas